Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended March 31, 2018, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 22, 2018

Appendix A
  iShares Trust
iShares Asia 50 ETF
iShares Core S&P 500
ETF
iShares Core S&P
Mid-Cap ETF
iShares Core S&P
Small-Cap ETF
iShares Core S&P
Total U.S. Stock
Market ETF
iShares Core S&P
U.S. Growth ETF
iShares Core S&P
U.S. Value ETF
iShares Currency
Hedged JPX-Nikkei
400 ETF
iShares Emerging
Markets
Infrastructure ETF
iShares Europe ETF
iShares Global 100
ETF
iShares Global Clean
Energy ETF
iShares Global
Consumer
Discretionary ETF
iShares Global
Consumer Staples
ETF
iShares Global
Energy ETF
iShares Global
Financials ETF
iShares Global
Healthcare ETF
iShares Global
Industrials ETF
iShares Global
Infrastructure ETF
iShares Global
Materials ETF
iShares Global Tech
ETF
iShares Global
Telecom ETF
iShares Global
Timber & Forestry
ETF
iShares Global
Utilities ETF
iShares iBonds Sep
2018 Term Muni
Bond ETF
iShares iBonds Sep
2019 Term Muni
Bond ETF
iShares iBonds Sep
2020 Term Muni
Bond ETF
iShares India 50 ETF
iShares International
Developed Property
ETF
iShares International
Dividend Growth
ETF
iShares International
Preferred Stock ETF
iShares JPX-Nikkei
400 ETF
iShares Latin
America 40 ETF
iShares Micro-Cap
ETF
iShares Mortgage
Real Estate ETF
iShares Nasdaq
Biotechnology ETF
iShares North
American Natural
Resources ETF
iShares North
American Tech ETF
iShares North
American Tech-
Multimedia
Networking ETF
iShares North
American Tech-
Software ETF
iShares PHLX
Semiconductor ETF
iShares Residential
Real Estate ETF
iShares Russell 1000
ETF
iShares Russell 1000
Growth ETF
iShares Russell 1000
Pure U.S. Revenue
ETF
iShares Russell 1000
Value ETF
iShares Russell 2000
ETF
iShares Russell 2000
Growth ETF
iShares Russell 2000
Value ETF
iShares Russell 2500
ETF
iShares Russell 3000
ETF
iShares Russell Mid-
Cap ETF
iShares Russell Mid-
Cap Growth ETF
iShares Russell Mid-
Cap Value ETF
iShares Russell Top
200 ETF
iShares Russell Top
200 Growth ETF
iShares Russell Top
200 Value ETF
iShares S&P 100 ETF
iShares S&P 500
Growth ETF
iShares S&P 500
Value ETF
iShares S&P Mid-Cap
400 Growth ETF
iShares S&P Mid-Cap
400 Value ETF
iShares S&P Small-
Cap 600 Growth ETF
iShares S&P Small-
Cap 600 Value ETF
iShares U.S.
Aerospace & Defense
ETF
iShares U.S. Broker-
Dealers & Securities
Exchanges ETF
iShares U.S.
Healthcare Providers
ETF
iShares U.S. Home
Construction ETF
iShares U.S.
Insurance ETF
iShares U.S. Medical
Devices ETF
iShares U.S. Oil &
Gas Exploration &
Production ETF
iShares U.S. Oil
Equipment &
Services ETF
iShares U.S.
Pharmaceuticals ETF
iShares U.S.
Preferred Stock ETF
iShares U.S. Real
Estate ETF
iShares U.S. Regional
Banks ETF
iShares U.S.
Telecommunications
ETF






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